                                                                    Exhibit 10.1

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                              SPARTECH CORPORATION

                                   ----------

                           5.78% Senior Notes due 2011

                                   ----------

                             NOTE PURCHASE AGREEMENT

                            Dated as of June 5, 2006

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                                Table of Contents

                                                                            Page
                                                                            ----
1.    AUTHORIZATION OF NOTES, ETC........................................     1
      1.1.  The Notes....................................................     1
      1.2.  The Subsidiary Guarantees....................................     1

2.    SALE AND PURCHASE OF NOTES.........................................     1

3.    CLOSING............................................................     2

4.    CONDITIONS TO CLOSING..............................................     2
      4.1.  Representations and Warranties...............................     2
      4.2.  Performance; No Default......................................     2
      4.3.  Compliance Certificates......................................     3
      4.4.  Opinions of Counsel..........................................     3
      4.5.  Subsidiary Guarantees........................................     3
      4.6.  Purchase Permitted by Applicable Law, etc....................     3
      4.7.  Sale of Notes to Other Purchasers............................     4
      4.8.  Payment of Special Counsel Fees..............................     4
      4.9.  Private Placement Number.....................................     4
      4.10. Funding Instructions.........................................     4
      4.11. Changes in Corporate Structure...............................     4
      4.12. Rating.......................................................     4
      4.13. Proceedings and Documents....................................     4

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................     5
      5.1.  Organization; Power and Authority............................     5
      5.2.  Authorization, etc...........................................     5
      5.3.  Disclosure...................................................     5
      5.4.  Organization and Ownership of Shares of Subsidiaries;
               Affiliates................................................     6
      5.5.  Financial Statements.........................................     6
      5.6.  Compliance with Laws, Other Instruments, etc.................     7
      5.7.  Governmental Authorizations, etc.............................     7
      5.8.  Litigation; Observance of Agreements, Statutes and Orders....     7
      5.9.  Taxes........................................................     7
      5.10. Title to Property; Leases....................................     8
      5.11. Licenses, Permits, etc.......................................     8
      5.12. Compliance with ERISA........................................     8
      5.13. Private Offering by the Company..............................     9
      5.14. Use of Proceeds; Margin Regulations..........................     9
      5.15. Existing Indebtedness; Future Liens..........................    10
      5.16. Foreign Assets Control Regulations, etc......................    10
      5.17. Status Under Certain Statutes................................    11
      5.18. Environmental Matters........................................    11

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
      5.19. Solvency.....................................................    11

6.    REPRESENTATIONS OF THE PURCHASER...................................    11
      6.1.  Purchase of Notes............................................    11
      6.2.  Source of Funds..............................................    12

7.    INFORMATION AS TO COMPANY..........................................    13
      7.1.  Financial and Business Information...........................    13
      7.2.  Officer's Certificate........................................    16
      7.3.  Inspection...................................................    16

8.    PAYMENT AND PREPAYMENT OF THE NOTES................................    17
      8.1.  Payment at Maturity..........................................    17
      8.2.  Optional Prepayments.........................................    17
      8.3.  Allocation of Partial Prepayments............................    18
      8.4.  Maturity; Surrender, etc.....................................    18
      8.5.  Purchase of Notes............................................    18

9.    AFFIRMATIVE COVENANTS..............................................    18
      9.1.  Compliance with Law..........................................    19
      9.2.  Insurance....................................................    19
      9.3.  Maintenance of Properties....................................    19
      9.4.  Payment of Taxes and Claims..................................    19
      9.5.  Corporate Existence, etc.....................................    20
      9.6.  Additional Subsidiary Guarantees; Release of
               Subsidiary Guarantees, etc................................    20

10.   NEGATIVE COVENANTS.................................................    21
      10.1. Total Indebtedness; Subsidiary Indebtedness..................    21
      10.2. Liens........................................................    22
      10.3. Limitation on Sale and Leaseback Transactions................    23
      10.4. Maintenance of Net Worth.....................................    24
      10.5. Asset Sales..................................................    24
      10.6. Merger, Consolidation, etc...................................    25
      10.7. Transactions with Affiliates.................................    25

11.   EVENTS OF DEFAULT..................................................    26

12.   REMEDIES ON DEFAULT, ETC...........................................    28
      12.1. Acceleration.................................................    28
      12.2. Other Remedies...............................................    28
      12.3. Rescission...................................................    29
      12.4. No Waivers or Election of Remedies, Expenses, etc............    29

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES......................    29
      13.1. Registration of Notes........................................    29
      13.2. Transfer and Exchange of Notes...............................    30
      13.3. Replacement of Notes.........................................    30


                                      (ii)

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
14.   PAYMENTS ON NOTES..................................................    31
      14.1. Place of Payment.............................................    31
      14.2. Home Office Payment..........................................    31

15.   EXPENSES, ETC......................................................    31
      15.1. Transaction Expenses.........................................    31
      15.2. Survival.....................................................    32

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.......    32

17.   AMENDMENT AND WAIVER...............................................    32
      17.1. Requirements.................................................    32
      17.2. Solicitation of Holders of Notes.............................    33
      17.3. Binding Effect, etc..........................................    33
      17.4. Notes held by Company, etc...................................    33

18.   NOTICES............................................................    34

19.   REPRODUCTION OF DOCUMENTS..........................................    34

20.   CONFIDENTIAL INFORMATION...........................................    34

21.   SUBSTITUTION OF PURCHASER..........................................    35

22.   MISCELLANEOUS......................................................    36
      22.1. Successors and Assigns.......................................    36
      22.2. Construction.................................................    36
      22.3. Jurisdiction and Process; Waiver of Jury Trial...............    36
      22.4. Payments Due on Non-Business Days............................    37
      22.5. Severability.................................................    37
      22.6. Accounting Terms; Pro Forma Calculations.....................    37
      22.7. Counterparts.................................................    37
      22.8. Governing Law................................................    38

Schedule A       --   Names and Addresses of Purchasers
Schedule B       --   Defined Terms
Exhibit 1.1      --   Form of 5.78% Senior Note due 2011
Exhibit 1.2      --   Form of Subsidiary Guarantee
Exhibit 4.4(a)   --   Form of Opinion of Special Counsel for the Company
Exhibit 4.4(b)   --   Form of Opinion of Special Counsel for the Purchasers
Schedule 5.3     --   Disclosure Documents
Schedule 5.4     --   Subsidiaries
Schedule 5.5     --   Financial Statements
Schedule 5.15    --   Existing Indebtedness


                                      (iii)

                              SPARTECH CORPORATION
                                120 South Central
                                   Suite 1700
                                Clayton, MO 63105

                           5.78% Senior Notes due 2011

                                                              As of June 5, 2006

TO EACH OF THE PURCHASERS LISTED IN THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          SPARTECH CORPORATION, a Delaware corporation (the "COMPANY"), agrees with each of the purchasers whose names appear at the end hereof (each, a "PURCHASER" and, collectively, the "PURCHASERS") as follows:

1.   AUTHORIZATION OF NOTES, ETC.

1.1. THE NOTES.

          The Company has duly authorized the issue and sale of $50,000,000 aggregate principal amount of its 5.78% Senior Notes due 2011(the "NOTES"), such notes to be substantially in the form set out in Exhibit 1.1. As used herein, the term "NOTES" shall mean all notes delivered pursuant to this Agreement and all notes delivered in substitution or exchange for any such note and, where applicable, shall include the singular number as well as the plural. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2. THE SUBSIDIARY GUARANTEES.

          The Notes will be unconditionally guaranteed by each of the Company's existing Domestic Subsidiaries (except Subsidiaries that are inactive, have no assets other than ownership interests in other Domestic Subsidiaries or relate solely to Preferred Securities Agreements), pursuant to subsidiary guarantees substantially in the form of Exhibit 1.2 (individually a "SUBSIDIARY GUARANTEE" and collectively the "SUBSIDIARY GUARANTEES", which terms shall include after the date of the Closing all additional Subsidiary Guarantees from time to time executed and delivered pursuant to Section 9.6).

2.   SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite its name in Schedule

A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers under this Agreement are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.   CLOSING.

          The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 at 10:00 a.m., New York time, at a closing (the "CLOSING") on June 5, 2006 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company, account number 86669-02794 at Bank of America Illinois, ABA # 026-009-593.

          If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          The obligation of each Purchaser to purchase and pay for the Notes to be sold to it at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

4.1. REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2. PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

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4.3. COMPLIANCE CERTIFICATES.

          (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.10 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

4.4. OPINIONS OF COUNSEL.

          Such Purchaser shall have received opinions in form and substance satisfactory to it, dated the date of the Closing (a) from Armstrong Teasdale LLP, special counsel for the Company, substantially in the form set forth in
Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to each Purchaser) and (b) from Willkie Farr & Gallagher LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

4.5. SUBSIDIARY GUARANTEES.

          A Subsidiary Guarantee, dated as of a date on or before the date of the Closing, shall have been executed and delivered by each Domestic Subsidiary identified as a Subsidiary Guarantor on Schedule 5.4 (sometimes individually called a "SUBSIDIARY GUARANTOR" and collectively the "SUBSIDIARY GUARANTORS", which terms shall include after the date of the Closing all other Significant Subsidiaries that from time to time execute and deliver additional Subsidiary Guarantees pursuant to Section 9.6) in the form hereinabove recited and shall be in full force and effect.

4.6. PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing such Purchaser's purchase of Notes shall
(a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment,
(b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

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4.7. SALE OF NOTES TO OTHER PURCHASERS.

          The Company shall sell to the other Purchasers and the other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.8. PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.9. PRIVATE PLACEMENT NUMBER.

          A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.10. FUNDING INSTRUCTIONS.

          At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in
Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank's ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

4.11. CHANGES IN CORPORATE STRUCTURE.

          The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.12. RATING.

          At the Closing, such Purchaser shall have received evidence satisfactory to it that the Company itself has, or securities evidencing unsecured and unsubordinated Indebtedness of the Company having an initial maturity of five years or more have, a rating by a nationally recognized statistical rating organization of at least investment grade; and for such purpose "investment grade" means, if such rating organization is Standard & Poor's Ratings Group, a rating of at least "BBB-", or if such rating organization is Moody's Investor Service Inc., a rating of at least "Baa3", and in the case of any other such rating organization, the equivalent of either of the ratings so described.

4.13. PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to each Purchaser that:

5.1. ORGANIZATION; POWER AND AUTHORITY.

          The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

5.2. AUTHORIZATION, ETC.

          This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3. DISCLOSURE.

          This Agreement and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and described in Schedule 5.3 (the "DISCLOSURE DOCUMENTS"), and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since October 29, 2005, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except as disclosed in the Disclosure Documents or in the financial statements listed in Schedule 5.5 and other changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's (i) Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) Affiliates, other than Subsidiaries, and (iii) directors and senior officers.
Schedule 5.4 also identifies each Significant Subsidiary and each Domestic Subsidiary required to become a Subsidiary Guarantor pursuant to Section 4.5.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or partnership power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of each such Domestic Subsidiary that is required to become a Subsidiary Guarantor pursuant to Section 4.5, to execute and deliver and perform its obligations under its respective Subsidiary Guarantee.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5. FINANCIAL STATEMENTS.

          The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement and the Notes and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, by-laws or other organization document, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7. GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required for the validity of the execution, delivery or performance by the Company of this Agreement or the Notes or by the Subsidiary Guarantors of their respective Subsidiary Guarantees.

5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9. TAXES.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) currently payable without penalty or interest, (b) the amount of which is not individually or in the aggregate Material or (c) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended November 2, 2002.

5.10. TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and marketable title to their respective real properties and good and sufficient title to their respective other properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet listed on Schedule 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11. LICENSES, PERMITS, ETC.

          (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

          (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

          (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12. COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the

Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $10,000,000 in the aggregate for all Plans. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

5.13. PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Subsidiary Guarantees to the registration requirements of Section 5 of the Securities Act.

5.14. USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the net proceeds of the sale of the Notes to make partial redemption of securities issued under outstanding Preferred Securities Agreements or to repay bank indebtedness incurred to redeem securities issued under outstanding Preferred Securities Agreements. No part of the proceeds from the sale of the Notes hereunder will be used, and no part of the proceeds of such securities being redeemed was used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

5.15. EXISTING INDEBTEDNESS; FUTURE LIENS.

          (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries in an unpaid principal amount exceeding $1,000,000 as of April 29, 2006, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary in an unpaid principal amount exceeding $1,000,000, and no event or condition exists with respect to any such Indebtedness of the Company or any Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.2.

5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) knowingly engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

          (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

5.17. STATUS UNDER CERTAIN STATUTES.

          Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

5.18. ENVIRONMENTAL MATTERS.

          Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing prior to your execution and delivery of this Agreement,

          (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19. SOLVENCY.

          The Company is, and after giving effect to the issuance of the Notes on the date of the Closing will be, a "solvent institution", as said term is used in Section 1405(c) of the New York Insurance Law, whose "obligations . . . are not in default as to principal or interest", as said terms are used in said
Section 1405(c).

6.   REPRESENTATIONS OF THE PURCHASER.

6.1. PURCHASE OF NOTES.

          Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2. SOURCE OF FUNDS.

          Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

          (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section

     V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and
     (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

          (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

          (f) Source is a governmental plan; or

          (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

          (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan," "governmental plan," and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

7.   INFORMATION AS TO COMPANY.

7.1. FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

               (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

               (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary generally to its shareholders or its creditors (other than the Company or another Subsidiary) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of each press release and other statement made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

          (g) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes or relating to the ability of a Subsidiary Guarantor to perform its obligations under its respective Subsidiary Guarantee, in each case as from time to time may be reasonably requested by any such holder of Notes.

7.2. OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.5, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the

     Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.   PAYMENT AND PREPAYMENT OF THE NOTES.

8.1. PAYMENT AT MATURITY.

          As provided therein, the entire unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

8.2. OPTIONAL PREPAYMENTS.

          The Company may, at its option and upon notice as provided below, prepay at any time after June 5, 2009 all, or from time to time any part of, the Notes (in a minimum amount of $5,000,000 and otherwise in multiples of $1,000,000) at the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, without any premium, provided that the Company may not effect any such prepayment directly or indirectly from, or in anticipation of the receipt of, the proceeds (or any part thereof) of any refinancing operation involving

          (a) the issuance or sale of Preferred Stock of the Company or any Affiliate of the Company, if such Stock has a dividend rate lower than 5.78% per annum or is redeemable (other than in liquidation) at the option of the Company or such Affiliate or any holder of such Stock prior to the maturity date of the Notes, or

          (b) the incurring by the Company or any Affiliate of the Company of any Indebtedness having a fixed rate of interest that is lower than 5.78% per annum or a Remaining Average Life less than the Remaining Average Life of the Notes.

Each notice of prepayment of any of the Notes pursuant to this Section 8.2 shall state that such prepayment is not being effected in contravention of the provisions of this Section.

          The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify the date fixed for such prepayment (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of Notes (if any) held by such holder to be prepaid (determined in accordance with Section 8.3) and the interest to be paid on the prepayment date with respect to such principal amount being prepaid.

8.3. ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of a partial prepayment of the Notes pursuant to this
Section 8, the principal amount of the Notes to be prepaid shall be allocated among all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

8.4. MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5. PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer made by the Company or any such Affiliate to all holders of the Notes to purchase Notes on the same terms and conditions, pro rata among all Notes tendered, which offer shall remain outstanding for a reasonable period of time (not to be less than 30 days).

          Any Notes so repurchased shall immediately upon acquisition thereof be canceled and no Notes shall be issued in substitution or exchange therefor.

          Promptly and in any event within five Business Days after each such purchase of Notes, the Company will furnish each holder of the Notes with a certificate of a Senior Financial Officer describing such purchase (including the aggregate principal amount of Notes so purchased and the purchase price therefor) and certifying that such purchase was made in compliance with the requirements of this Section.

9.   AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1. COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2. INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3. MAINTENANCE OF PROPERTIES.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4. PAYMENT OF TAXES AND CLAIMS.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claim if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5. CORPORATE EXISTENCE, ETC.

          The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) and all rights and franchises (as franchisee) of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6. ADDITIONAL SUBSIDIARY GUARANTEES; RELEASE OF SUBSIDIARY GUARANTEES, ETC.

          (a) Forthwith after any Person becomes a Domestic Subsidiary after the date of the Closing, the Company will cause such Person to execute and deliver a Subsidiary Guarantee, unless such Domestic Subsidiary (i) is substantially concurrently merged with or into the Company or any other Subsidiary Guarantor (with the Company or such Subsidiary Guarantor being the surviving Person) or
(ii) inactive or has no assets other than the capital stock or other ownership interests of another Domestic Subsidiary. Promptly and in any event within ten Business Days after the execution and delivery of each such Subsidiary Guarantee, the Company will furnish each holder of the Notes with a counterpart of such executed Subsidiary Guarantee, together with an opinion of Armstrong Teasdale LLP or other counsel reasonably satisfactory to the Required Holders (which opinion shall be reasonably satisfactory to the Required Holders and may be subject to customary exceptions, qualifications and limitations under the circumstances) to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and is valid, binding and enforceable in accordance with its terms. The Company will cause each Subsidiary Guarantee to remain in full force and effect at all times after the execution and delivery thereof.

          (b) Any Subsidiary the Voting Stock of which is being disposed of in an Asset Sale in accordance with the provisions of Section 10.5 shall, at the Company's request, be discharged from all of its obligations and liabilities under its Subsidiary Guarantee by the Required Holders entering into a release in form and substance reasonably satisfactory to the Required Holders, and you and each other holder of a Note, by acceptance of such Note, agree to enter into such a satisfactory release promptly upon request, except that this sentence shall not apply (i) if a Default or Event of Default has occurred and is continuing, (ii) to a Subsidiary if any amount is then due and payable under its Subsidiary Guarantee or (iii) to a Subsidiary which at the time is a guarantor of any other Indebtedness of the Company or another Subsidiary party to a Subsidiary Guarantee that is not also concurrently being released.

          (c) In furtherance of the preceding paragraph (a): if Spartech Canada shall at any time guarantee any Indebtedness of the Company (whether or not it is a Significant Subsidiary), the Company will cause Spartech Canada to execute and deliver a Subsidiary Guarantee and otherwise comply with the requirements of this Section 9.6, prior to or concurrently with the delivery by Spartech Canada of any Guaranty in respect of such Indebtedness of the Company.

10.  NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1. TOTAL INDEBTEDNESS; SUBSIDIARY INDEBTEDNESS.

          (a) The Company will not and will not permit any Subsidiary to create, assume, incur, guarantee or otherwise be or become liable in respect of any Indebtedness except as follows (and subject in the case of any Subsidiary to the further limitations of paragraph (b) below):

          (i) Indebtedness in respect of Preferred Securities Agreements;

          (ii) Borrowing Facility Indebtedness, provided that at the time such Borrowing Facility Indebtedness is incurred the aggregate unpaid principal amount of Borrowing Facility Indebtedness does not exceed the Maximum Amount as then in effect; and

          (iii) other Indebtedness (including Borrowing Facility Indebtedness in excess of the Maximum Amount as then in effect), provided that immediately after giving effect thereto and to the application of the proceeds of such other Indebtedness, the pro forma Total Indebtedness to EBITDA Ratio does not exceed 3.50 to 1.

          (b) The Company will not permit any Subsidiary (other than a Subsidiary Guarantor) to create, assume, incur, guarantee or otherwise be or become liable in respect of any Indebtedness except

          (i) Indebtedness secured by Liens permitted by Section 10.2(b) or (c),

          (ii) not more than (x) Can. $25,000,000 aggregate principal amount of Indebtedness under the Spartech Canada Bank Credit Facility and (y) $20,000,000 (or the equivalent in the currency of payment) under a line or term of credit obtained from banks to finance European operations,

          (iii) Indebtedness (A) evidenced by the Subsidiary Guarantees and other guarantees in respect of the 1997 Senior Notes, the 2004 Senior Notes and in respect of unsecured Indebtedness of the Company and Spartech Canada outstanding under the Existing Bank Credit Facilities and (B) in respect of Preferred Securities Agreements,

          (iv) Indebtedness owing to the Company or a Wholly-Owned Subsidiary Guarantor, and

          (v) other Indebtedness provided that immediately after giving effect to such other Indebtedness the sum (without duplication) of (A) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company and its Subsidiaries secured by Liens permitted by Section 10.2(e) plus (B) the aggregate unpaid principal amount of Indebtedness of all Subsidiaries (other than Indebtedness of Subsidiary Guarantors and Indebtedness permitted by clause (ii), (iii) or (iv) above) plus

     (C) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3, does not exceed 15% of Consolidated Capitalization.

          For purposes of this Section 10.1(b), a Subsidiary shall be deemed to have incurred Indebtedness in respect of any obligation previously owed to the Company or to a Wholly-Owned Subsidiary Guarantor on the date the obligee ceases for any reason to be the Company or a Wholly-Owned Subsidiary Guarantor, a Subsidiary Guarantor shall be deemed to incur all of its outstanding Indebtedness on the date such Subsidiary ceases for any reason to be a Subsidiary Guarantor, and a Person that hereafter becomes a Subsidiary shall be deemed at that time to have incurred all of its outstanding Indebtedness.

10.2. LIENS.

          The Company will not and will not permit any Subsidiary to create, assume, incur or suffer to exist any Lien upon or with respect to any property or assets, whether now owned or hereafter acquired, securing any Indebtedness without making effective provision (pursuant to documentation in form and substance reasonably satisfactory to the Required Holders) whereby the Notes shall be secured by such Lien equally and ratably with or prior to any and all Indebtedness and other obligations to be secured thereby, provided that nothing in this Section 10.2 shall prohibit

          (a) Liens in respect of property of the Company or a Subsidiary existing on the date of the Closing and described in Schedule 5.15, but no extension, renewal or replacement of any such Lien except as permitted by
     Section 10.2(e);

          (b) Liens in respect of property acquired or constructed by the Company or a Subsidiary after the date of the Closing, which are created at the time of or within 180 days after acquisition or completion of construction of such property to secure Indebtedness assumed or incurred to finance all or any part of the purchase price or cost of construction of such property, provided that in any such case

               (i) no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be, and

               (ii) the aggregate principal amount of Indebtedness secured by all such Liens in respect of any such property shall not exceed the cost of such property and any improvements then being financed;

          (c) Liens in respect of property acquired by the Company or a Subsidiary after the date of the Closing, existing on such property at the time of acquisition thereof (and not created in anticipation thereof), or in the case of any Person that after the date of the Closing becomes a Subsidiary or is consolidated with or merged with or into the Company or a Subsidiary or sells, leases or otherwise disposes of all or substantially all of its property to the Company or a Subsidiary, Liens existing at the time such Person becomes a Subsidiary or is so consolidated or merged or effects such sale, lease or other disposition of property (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other property of the Company or such Subsidiary, as the case may be;

          (d) Liens securing Indebtedness owed by a Subsidiary to the Company or to a Wholly-Owned Subsidiary Guarantor; and

          (e) Liens which would otherwise not be permitted by Section 10.2(a),
     (b), (c) or (d), securing additional Indebtedness of the Company or a Subsidiary, provided that after giving effect thereto the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company and its Subsidiaries secured by such Liens permitted by this Section 10.2(e) plus
     (ii) the aggregate unpaid principal amount of Indebtedness of Subsidiaries (other than Indebtedness of Subsidiary Guarantors and Indebtedness permitted by clause (ii), (iii) or (iv) of Section 10.1(b)) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of Section 10.3, does not exceed 15% of Consolidated Capitalization.

          For purposes of this Section 10.2 any Lien existing in respect of property at the time such property is acquired or in respect of property of a Person at the time such Person is acquired, consolidated or merged with or into the Company or a Subsidiary shall be deemed to have been created at that time.

10.3. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit any Subsidiary to sell, lease, transfer or otherwise dispose of (collectively, a "TRANSFER") any asset on terms whereby the asset or a substantially similar asset is or may be leased or reacquired by the Company or any Subsidiary over a period in excess of three years, unless either

          (a) after giving effect to such transaction and the incurrence of Attributable Debt in respect thereof, the sum (without duplication) of (i) the aggregate unpaid principal amount of Indebtedness (including Capitalized Lease Obligations) of the Company and its Subsidiaries secured by such Liens permitted by Section 10.2(e) plus (ii) the aggregate unpaid principal amount of Indebtedness of Subsidiaries (other than Indebtedness of Subsidiary Guarantors and Indebtedness permitted by clause (ii), (iii) or (iv) of Section 10.1(b)) plus (iii) the aggregate Attributable Debt in connection with all sale and leaseback transactions of the Company and its Subsidiaries entered into after the date of the Closing in accordance with the provisions of this Section 10.3, does not exceed 15% of Consolidated Capitalization, or

          (b) the net proceeds realized from the transfer are applied within 60 days after the receipt thereof to the repayment of Indebtedness (and in that connection the Company shall have made an offer to purchase, at not less than par and otherwise in accordance with Section 8.5, Notes in an unpaid principal amount at least equal to a pro rata portion of all such Indebtedness to be repaid, allocated among all Notes tendered).

10.4. MAINTENANCE OF NET WORTH.

          The Company will not at any time permit Consolidated Net Worth to be less than the sum of (a) $300,000,000 plus (b) 25% of Consolidated Net Income for each fiscal year (beginning with the fiscal year ending on October 28, 2006) for which Consolidated Net Income is positive.

10.5. ASSET SALES.

          The Company will not and will not permit any Subsidiary to, directly or indirectly, make any sale, transfer, lease (as lessor), loan or other disposition of any property or assets (an "ASSET SALE") other than

          (a)  Asset Sales in the ordinary course of business;

          (b) Asset Sales of property or assets by a Subsidiary to the Company or a Wholly-Owned Subsidiary; or

          (c)  other Asset Sales, provided that in each case

               (i) immediately before and after giving effect thereto, (A) no Default or Event of Default shall have occurred and be continuing and
          (B) the Company would be permitted to incur at least $1 of additional Indebtedness under Section 10.1(a), and

               (ii) the aggregate net book value of property or assets disposed of in such Asset Sale and all other Asset Sales by the Company and its Subsidiaries during the immediately preceding twelve months does not exceed 15% of Consolidated Capitalization (as of the last day of the quarterly accounting period ending on or most recently prior to the last day of such twelve month period), and provided further that for purposes of clause (ii) above there shall be excluded the net book value of property or assets disposed of in an Asset Sale if and to the extent such Asset Sale is made for cash, payable in full upon the completion of such Asset Sale, and an amount equal to the net proceeds realized upon such Asset Sale is applied by the Company or such Subsidiary, as the case may be, within one year after the effective date of such Asset Sale (x) to reinvest in similar categories of property or assets for use in the business of the Company and its Subsidiaries or (y) to repay Indebtedness (and in that connection the Company shall have made an offer to purchase, at not less than par and otherwise in accordance with Section 8.5, Notes in an unpaid principal amount at least equal to a pro rata portion of all such Indebtedness to be repaid, allocated among all Notes tendered).

          For purposes of this Section 10.5 any shares of Voting Stock of a Subsidiary that are the subject of an Asset Sale shall be valued at the greater of (1) the fair market value of such shares as determined in good faith by the Board of Directors of the Company and (2) the aggregate net book value of the assets of such Subsidiary multiplied by a fraction of which the numerator is the aggregate number of shares of Voting Stock of such Subsidiary disposed of in such Asset Sale and the denominator is the aggregate number of shares of Voting Stock of such Subsidiary outstanding immediately prior to such Asset Sale.

10.6. MERGER, CONSOLIDATION, ETC.

          The Company will not and will not permit any Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

          (a) a Subsidiary may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to

               (i) the Company (provided that the Company shall be the continuing or surviving corporation) or a then existing Wholly-Owned Subsidiary Guarantor, or

               (ii) any Person in an Asset Sale involving all of the outstanding stock or all or substantially all of the assets of such Subsidiary, in either case subject to the limitations of Section 10.5; and

          (b) the Company may consolidate with or merge with any other corporation or convey or transfer all or substantially all of its assets to a corporation organized and existing under the laws of the United States or any State thereof, provided that

               (i) if the Company is not the continuing, surviving or acquiring corporation (the "SURVIVING CORPORATION"), the surviving corporation shall have (A) executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of all obligations of the Company under this Agreement, the Other Agreements and the Notes and (B) caused to be delivered to each holder of a Note an opinion of counsel reasonably satisfactory to the Required Holders to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and

               (ii) immediately after giving effect to such transaction, (A) no Default or Event of Default shall have occurred and be continuing and
          (B) the Company would be permitted to incur at least $1 of additional Indebtedness under Section 10.1(a).

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.6 from its liability under this Agreement or the Notes.

10.7. TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.  EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or premium, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 to 10.6, inclusive (and, in the case of any such default under Section 10.4, such default shall have continued for a period of 30 days after a Responsible Officer obtains knowledge thereof if and so long as the Company is proceeding diligently and in good faith, by issuing equity securities or otherwise, to remedy such default during such 30-day period); or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after a Responsible Officer obtains knowledge of such default; or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than the Notes) that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests or a sale of assets or other transaction that is permitted if made in connection with a repayment of Indebtedness), the Company or any Subsidiary has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment; or

          (g) the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any such Subsidiary, or any such petition shall be filed against the Company or any such Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against one or more of the Company and its Subsidiaries which judgments are not, within 60 days after entry thereof, bonded, paid, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) any Subsidiary Guarantee shall cease to be in full force and effect as an enforceable instrument or any Subsidiary (or any Person at its authorized direction or on its behalf) shall assert in writing that the Subsidiary Guarantee of such Subsidiary is unenforceable in any material respect; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

          As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

12.1. ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes at the time outstanding to be immediately due and payable.

          (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (x) all accrued and unpaid interest thereon and (y) in the event that such Note shall become due and payable prior to June 5, 2009, the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2. OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3. RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and premium, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and premium, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than the non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including without limitation reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1. REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), within five Business Days thereafter the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.

          You agree that the Company shall not be required to register the transfer of any Note to any Person (other than your nominee) or to any separate account maintained by you unless the Company receives from the transferee a representation to the Company (and appropriate information as to any separate accounts or other matters) to the same or similar effect with respect to the transferee as is contained in Section 6.2 or other assurances reasonably satisfactory to the Company that such transfer does not involve a prohibited transaction (as such term is used in Section 5.12(e). You shall not be liable for any damages in connection with any such representations or assurances provided to the Company by any transferee.

13.3. REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

within five Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

14.1. PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, premium, if any, and interest becoming due and payable on the Notes shall be made at the principal office of Citibank, N.A. in New York City. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in New York City or the principal office of a bank or trust company in New York City.

14.2. HOME OFFICE PAYMENT.

          So long as any Purchaser or nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

15.  EXPENSES, ETC.

15.1. TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the Securities Valuation Office of the National Association of Insurance Commissioners. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

          In furtherance of the foregoing, on the date of the Closing the Company will pay or cause to be paid the reasonable fees and disbursements and other charges (including estimated unposted disbursements and other charges as of the date of the Closing) of special counsel for the Purchasers which are reflected in the statement of such special counsel submitted to the Company on or prior to the date of the Closing. The Company will also pay, promptly upon receipt of supplemental statements therefor, reasonable additional fees, if any, and disbursements and charges of such special counsel in connection with the transactions hereby contemplated (including disbursements and other charges unposted as of the date of the Closing to the extent such disbursements exceed estimated amounts paid as aforesaid).

15.2. SURVIVAL.

          The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

17.1. REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. SOLICITATION OF HOLDERS OF NOTES.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3. BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4. NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such

Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors whose duties require them to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

          Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section
6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a

"Purchaser" in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

22.  MISCELLANEOUS.

22.1. SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including without limitation any subsequent holder of a Note) whether so expressed or not.

22.2. CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.3. JURISDICTION AND PROCESS; WAIVER OF JURY TRIAL.

          (a) The Company irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (b) The Company consents to process being served in any suit, action or proceeding of the nature referred to in Section 22.3(a) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Company at its address specified in Section 18 or at such other address of which the holders of Notes shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Company. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

          (c) Nothing in this Section 22.3 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          (d) THE COMPANY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE OTHER AGREEMENTS, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

22.4. PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.5. SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by applicable law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.6. ACCOUNTING TERMS; PRO FORMA CALCULATIONS.

          All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all balance sheets and other financial statements with respect thereto shall be prepared in accordance with GAAP. Except as otherwise specifically provided herein, any consolidated financial statement or financial computation shall be done in accordance with GAAP; and, if at the time that any such statement or computation is required to be made the Company shall not have any Subsidiary, such terms shall mean a financial statement or a financial computation, as the case may be, with respect to the Company only.

          Any pro forma computation required to be made hereby shall include adjustments (without limitation as to other appropriate pro forma adjustments in accordance with generally accepted financial practice) giving effect to all acquisitions and dispositions made during the period with respect to which such computation is being made as if such acquisitions and dispositions were made on the first day of such period.

22.7. COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.8. GOVERNING LAW.

          This Agreement and the Notes shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          If you are in agreement with the foregoing, please sign the form of agreement in the space below provided on a counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        SPARTECH CORPORATION


                                        By /s/ Randy C. Martin
                                           -------------------------------------
                                        Name: Randy C. Martin
                                        Title: Exec. VP & CFO


The foregoing is hereby agreed to as of the date thereof.

CUNA MUTUAL LIFE INSURANCE COMPANY

By: MEMBERS Capital Advisors, Inc.,
    acting as Investment Advisor:


By /s/ John Petchler
   ----------------------------------
Name: John Petchler
Title: Sr. Vice President,
       Managing Director - Investments


CUNA MUTUAL INSURANCE SOCIETY

By: MEMBERS Capital Advisors, Inc.,
    acting as Investment Advisor:


By /s/ John Petchler
   ----------------------------------
Name: John Petchler
Title: Sr. Vice President,
       Managing Director - Investments

CUMIS INSURANCE SOCIETY, INC.

By: MEMBERS Capital Advisors, Inc.,
    acting as Investment Advisor:


By /s/ John Petchler
   ----------------------------------
Name: John Petchler
Title: Sr. Vice President,
       Managing Director - Investments


MEMBERS LIFE INSURANCE COMPANY

By: MEMBERS Capital Advisors, Inc.,
    acting as Investment Advisor:


By /s/ John Petchler
   ----------------------------------
Name: John Petchler
Title: Sr. Vice President,
       Managing Director - Investments


THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY


By /s/ Mark E. Kishler
   ----------------------------------
Name: Mark E. Kishler
Title: Its Authorized Representative

                                                                      SCHEDULE A

          This Schedule A shows the names and addresses of the Purchasers under the foregoing Note Purchase Agreement and the respective principal amounts of Notes to be purchased by each.

                                                            Principal Amount of
              Name and Address of Purchaser                Notes to be Purchased
              -----------------------------                ---------------------
CUNA MUTUAL INSURANCE SOCIETY                                   $10,500,000

(Securities to be registered in the name of TURNKEYS &
CO.)

     (1) All payments by wire transfer of immediately available funds to: [Redacted]

     (2) All notices of payment and written
     confirmations of such wire transfers: [Redacted]

     (3) Address for all other communications:
     [Redacted]

     (4) Tax Identification No.: [Redacted]

                                                            Principal Amount of
              Name and Address of Purchaser                Notes to be Purchased
              -----------------------------                ---------------------
CUMIS INSURANCE SOCIETY                                          $5,250,000

(Securities to be registered in the name of TURNJETTY &
CO.)

     (1) All payments by wire transfer of immediately available funds to: [Redacted]

     (2) All notices of payment and written
     confirmations of such wire transfers: [Redacted]

     (3) Address for all other communications:
     [Redacted]

     (4) Tax Identification No.: [Redacted]

                                                            Principal Amount of
              Name and Address of Purchaser                Notes to be Purchased
              -----------------------------                ---------------------
MEMBERS LIFE INSURANCE COMPANY                                   $3,500,000

(Securities to be registered in the name of TURNLAUNCH &
CO.)

     (1) All payments by wire transfer of immediately available funds to: [Redacted]

     (2) All notices of payment and written
     confirmations of such wire transfers: [Redacted]

     (3) Address for all other communications:
     [Redacted]

     (4) Tax Identification No.: [Redacted]

                                                            Principal Amount of
              Name and Address of Purchaser                Notes to be Purchased
              -----------------------------                ---------------------
CUNA MUTUAL LIFE INSURANCE COMPANY                              $15,750,000

(Securities to be registered in the name of TURNSPEED &
CO.)

     (1) All payments by wire transfer of immediately available funds to: [Redacted]

     (2) All notices of payment and written
     confirmations of such wire transfers: [Redacted]

     (3) Address for all other communications:
     [Redacted]

     (4) Tax Identification No.: [Redacted]

                                                            Principal Amount of
              Name and Address of Purchaser                Notes to be Purchased
              -----------------------------                ---------------------
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY                  $15,000,000

     (1) All payments by wire transfer of immediately available funds to: [Redacted]

     (2) All notices of payment and written
     confirmations of such wire transfers: [Redacted]

     (3) Address for all other communications:
     [Redacted]

     (4) Tax Identification No.: [Redacted]

                                                                      SCHEDULE B

                                  DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" means, at any time, (a) with respect to any Person (including without limitation the Company), any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) with respect to the Company, any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "ANTI-TERRORISM ORDER" means Executive Order No. 13,244 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079
(2001), as amended.

          "ATTRIBUTABLE DEBT" means, as to any particular lease relating to a sale and leaseback transaction, the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be (a) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges plus (b) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in indebtedness in accordance with GAAP.

          "BORROWING FACILITY INDEBTEDNESS" means, at any date, Indebtedness of the Company or any Subsidiary which either (a) has a final maturity of less than 12 months from the date of determination but which by its terms is renewable or extendible beyond 12 months from such date at the option of the obligor or (b) is issued under a credit facility having a final termination or maturity date of more than 12 months from the date of determination but which permits amounts to be repaid and reborrowed thereunder at the option of the obligor prior to such final termination or maturity date.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or St. Louis, Missouri are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITALIZED LEASE OBLIGATIONS" means with respect to any Person, all outstanding obligations of such Person in respect of Capital Leases, taken at the capitalized amount thereof accounted for as indebtedness in accordance with GAAP.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMPANY" means Spartech Corporation, a Delaware corporation.

          "CONFIDENTIAL INFORMATION" is defined in Section 20.

          "CONSOLIDATED CAPITALIZATION" means, at any date, the sum (without duplication) of (a) Consolidated Indebtedness plus (b) Consolidated Net Worth plus (c) all Indebtedness in respect of Preferred Securities Agreements plus (d) deferred tax liabilities (if any), all as determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED INDEBTEDNESS" means, at any date, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED INTEREST EXPENSE" for any period means the sum for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, of all amounts which would be deducted in computing Consolidated Net Income on account of interest on Indebtedness (including imputed interest in respect of Capitalized Lease Obligations and amortization of debt discount and expense) and amounts (without duplication) paid or accrued on account of distributions or interest in respect of Preferred Securities Agreements.

          "CONSOLIDATED NET INCOME" for any period means the net income of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding

          (a) the proceeds of any life insurance policy,

          (b) any gains arising from (i) the sale or other disposition of any assets (other than current assets) to the extent that the aggregate amount of the gains during such period exceeds the aggregate amount of the losses during such period from the sale, abandonment or other disposition of assets (other than current assets), (ii) any write-up of assets or (iii) the acquisition of outstanding securities of the Company or any Subsidiary,

          (c) any amount representing any interest in the undistributed earnings of any other Person (other than a Subsidiary),

          (d) any earnings, prior to the date of acquisition, of any Person acquired in any manner, and any earnings of any Subsidiary prior to its becoming a Subsidiary,

          (e) any earnings of a successor to or transferee of the assets of the Company prior to its becoming such successor or transferee,

          (f) any deferred credit (or amortization of a deferred credit) arising from the acquisition of any Person, and

          (g) any extraordinary gains not covered by clause (b) above.

          "CONSOLIDATED NET WORTH" means, at any date, on a consolidated basis for the Company and its Subsidiaries, (a) the sum of (i) capital stock taken at par or stated value plus (ii) capital in excess of par or stated value relating to capital stock plus (iii) retained earnings (or minus any retained earning deficit) minus (b) the sum of treasury stock, capital stock subscribed for and unissued and other contra-equity accounts, all determined in accordance with GAAP.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the giving of notice or the lapse of time, or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (i) 7.78% per annum and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

          "DOMESTIC SUBSIDIARY" means any Subsidiary which is organized under the laws of the United States or any state thereof or which at the time is conducting a majority of its business within the United States.

          "EBITDA" for any period means Consolidated Net Income plus all amounts deducted in the computation thereof on account of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses and other non-cash charges and (c) income and profits taxes.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

          "EXISTING BANK CREDIT FACILITIES" means the Existing Bank Credit Facility and the Spartech Canada Bank Credit Facility.

          "EXISTING BANK CREDIT FACILITY" means the Third Amended and Restated Credit Agreement dated as of March 3, 2004 by and among the Company, certain banks and Bank of America, N.A., as administrative agent for such banks, as supplemented, amended, restated or refinanced from time to time.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "GOVERNMENTAL AUTHORITY" means

          (a) the government of

               (i) the United States of America or any State or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

          In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including without limitation asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money or its mandatory purchase, redemption or other retirement obligations in respect of mandatorily redeemable Preferred Stock,

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business and not overdue but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property),

          (c) its Capitalized Lease Obligations,

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities),

          (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money),

          (f) the aggregate Swap Termination Value of all Swap Contracts, and

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP. Except to the extent otherwise specifically provided in this Agreement, the obligations of the Company and any trustee in respect of Preferred Securities Agreements shall constitute Indebtedness of the Company (including without limitation for purposes of Section 11(f)).

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding (together with one or more of its Affiliates) more than 2% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that has become or is declared to be immediately due and payable pursuant to Section 12.1.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on (x) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (y) if such on-line market data is not at the time provided by Bloomberg Financial Markets News, on the display designated as "Page 500" on the Telerate service (or such other display as may replace Page 500 on the Telerate service), in any case for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the

     Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal has become or is declared to be immediately due and payable pursuant to Section 12.1.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes or (c) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee.

          "MAXIMUM AMOUNT" means on any date an amount equal to 10% of pro forma consolidated net revenues of the Company and its Subsidiaries for the four consecutive fiscal quarters then most recently ended, determined on a consolidated basis in accordance with GAAP.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "1997 SENIOR NOTES" means the Company's 7.00% Senior Notes, Series A, due 2004 and 7.00% Senior Notes, Series B, due 2014, issued in an aggregate original principal amount of $60,000,000.

          "NOTES" is defined in Section 1.1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PREFERRED SECURITIES AGREEMENTS" means collectively all securities purchase agreements, declarations of trust, Spartech trust common securities, Spartech trust preferred securities, preferred securities guarantees, common securities guarantees, indentures and convertible junior subordinated debentures from time to time delivered and in effect in respect of preferred securities issued by one or more trusts and effectively convertible into shares of the common stock of the Company (including without limitation Spartech Trust Preferred Securities, Spartech Trust II Preferred Securities and any future similar issuances).

          "PREFERRED STOCK", as applied to any Person, means shares or other equity interests of such person that shall be entitled to preference or priority over any other shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation, or both. Without limiting the generality of the foregoing, the Spartech Trust Preferred Securities and Spartech Trust II Preferred Securities shall be deemed to constitute mandatorily redeemable Preferred Stock of Spartech Trust and Spartech Trust II, respectively.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, inchoate or otherwise.

          "PTE" means a Prohibited Transaction Exemption issued by the Department of Labor.

          "PURCHASER" is defined in the first paragraph of this Agreement.

          "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in unpaid principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

          "SEC" shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "SIGNIFICANT SUBSIDIARY" means, at any date, a Subsidiary (a) which, together with its Subsidiaries, produced more than 5% of Consolidated Net Income for the fiscal year then most recently ended (calculated on a pro forma basis in the case of any Person which became a Subsidiary during or after the end of such fiscal year) or (b) the assets of which, together with the assets of its Subsidiaries, exceeded 5% of the consolidated total assets (fixed and current) of the Company and its Subsidiaries as of the last day of such fiscal year (calculated on a pro forma basis as of the last day of such fiscal year in the case of any Person which became a Subsidiary thereafter).

          "SPARTECH CANADA" means Spartech Canada, Inc., a New Brunswick corporation, and a Subsidiary of the Company.

          "SPARTECH CANADA BANK CREDIT FACILITY" means the Amended and Restated Credit Agreement dated as of April 27, 2004 between Spartech Canada and Bank of America, N.A. (Canadian Branch), as supplemented, amended, restated or refinanced from time to time.

          "SUBSIDIARY" means, as to any Person, any corporation or other business entity a majority of the combined voting power of all Voting Stock of which is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY GUARANTEE" is defined in Section 1.2.

          "SUBSIDIARY GUARANTOR" is defined in Section 4.5.

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

          "TOTAL INDEBTEDNESS TO EBITDA RATIO" means, at any date, the ratio of
(a) Consolidated Indebtedness as at such date to (b) EBITDA for the four consecutive fiscal quarters then most recently ended, except that for purposes of this definition there shall be excluded from Consolidated Indebtedness (i) all Indebtedness of the Company and its Subsidiaries (without duplication) in respect of Preferred Securities Agreements and (ii) the lesser of (x) the aggregate outstanding amount of Borrowing Facility Indebtedness on such date and
(y) the then Maximum Amount.

          "2004 SENIOR NOTES" means the Company's 5.54% Senior Notes due 2016, issued in an aggregate original principal amount of $150,000,000.

          "USA PATRIOT ACT" means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "VOTING STOCK" means, with respect to any Person, any shares of stock or other equity interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

                                                                     EXHIBIT 1.1

                                 [FORM OF NOTE]

                              SPARTECH CORPORATION

                           5.78% Senior Note due 2011

No. R-[_____]                                                 New York, New York
$[_______]                                                                [Date]
PPN: 847220 C@ 7

          FOR VALUE RECEIVED, the undersigned, SPARTECH CORPORATION (the "COMPANY"), a Delaware corporation, hereby promises to pay to [__________], or registered assigns, the principal sum of [__________] DOLLARS on June 5, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) from the date hereof on the unpaid balance thereof at the rate of 5.78% per annum, payable semiannually on June 5 and December 5 in each year, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of interest (to the extent permitted by applicable law) and any overdue payment of any premium, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand) at a rate per annum from time to time equal to the greater of (i) 7.78% and (ii) 2% above the rate of interest publicly announced by Citibank, N.A. from time to time at its principal office in New York City as its prime rate.

          Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America at said principal office of Citibank, N.A. in New York City or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

          This Note is one of a series of Senior Notes issued pursuant to the Note Purchase Agreement dated as of June 5, 2006 (as from time to time amended, the "NOTE PURCHASE AGREEMENT") between the Company and the several Purchasers named therein and is entitled to the benefits thereof. This Note is also entitled to the benefits of certain Subsidiary Guarantees that were executed and delivered pursuant to the Note Purchase Agreement. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement.

          This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable premium) and with the effect provided in the Note Purchase Agreement.

          This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder hereof shall be governed by, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                        SPARTECH CORPORATION


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------

                                                                     Exhibit 1.2

                               GUARANTEE AGREEMENT

          GUARANTEE AGREEMENT dated as of [___________] [__], 20[__], made by [________________________], a [_________________] [corporation] (the
"GUARANTOR"), in favor of the holders from time to time of the Notes referred to below (collectively the "OBLIGEES").

          WHEREAS, Spartech Corporation, a Delaware corporation (the "COMPANY"), has entered into a Note Purchase Agreement dated as of June 5, 2006 (as amended or otherwise modified from time to time, collectively the "NOTE AGREEMENT" and terms defined therein and not otherwise defined herein are being used herein as so defined) with the institutional purchasers listed in Schedule A thereto, pursuant to which the Company proposes to issue and sell to such purchasers $50,000,000 aggregate principal amount of its 5.78% Senior Notes due 2011 (collectively, the "NOTES"); and

          WHEREAS, it is a [condition precedent to the purchase of the Notes by such purchasers under][requirement of] the Note Agreement that the Guarantor shall execute and deliver this Guarantee Agreement;

          NOW, THEREFORE, in consideration of the premises the Guarantor hereby agrees as follows:

          SECTION 1. Guarantee. The Guarantor unconditionally and irrevocably guarantees, as primary obligor and not merely as surety,

          A. the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company arising under the Notes and the Note Agreement, including all extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest (including without limitation interest on any overdue principal, premium and interest at the rate specified in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 et seq.), Make-Whole Amount, fees, expenses, indemnification or otherwise, and

          B. the due and punctual performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed under the Notes and the Note Agreement;

(all such obligations are called the "GUARANTEED OBLIGATIONS"); provided that the aggregate liability of the Guarantor hereunder in respect of the Guaranteed Obligations shall not exceed at any time the lesser of (1) the amount of the Guaranteed Obligations and (2) the maximum amount for which the Guarantor is liable under this Guarantee Agreement without such liability being deemed a fraudulent transfer under applicable Debtor Relief Laws (as hereinafter defined), as determined by a court of competent jurisdiction. As used herein, the term "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

          The Guarantor also agrees to pay, in addition to the amount stated above, any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by any Obligee in enforcing any rights under this Guarantee Agreement or in connection with any amendment of this Guarantee Agreement.

          Without limiting the generality of the foregoing, this Guarantee Agreement guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by any other Person to any Obligee but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Person.

          SECTION 2. Guarantee Absolute. The obligations of the Guarantor under
Section 1 of this Guarantee Agreement constitute a present and continuing guaranty of payment and not of collectability and the Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Notes and the Note Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Obligee with respect thereto. The obligations of the Guarantor under this Guarantee Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee Agreement, irrespective of whether any action is brought against the Company or any other Person liable for the Guaranteed Obligations or whether the Company or any other such Person is joined in any such action or actions. The liability of the Guarantor under this Guarantee Agreement shall be primary, absolute, irrevocable, and unconditional irrespective of:

          A. any lack of validity or enforceability of any Guaranteed Obligation, any Note, the Note Agreement or any agreement or instrument relating thereto;

          B. any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note, the Note Agreement or this Guarantee Agreement;

          C. any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure by the Guarantor or other Person liable, or any other guarantee, for all or any of the Guaranteed Obligations;

          D. any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral or any other assets of the Company or any other Subsidiary;

          E. any change, restructuring or termination of the corporate structure or existence of the Company or any other Subsidiary; or

          F. any other circumstance (including without limitation any statute of limitations) that might otherwise constitute a defense, offset or counterclaim available to, or a discharge of, the Company or the Guarantor.

          This Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Obligee, or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

          SECTION 3. Waivers. The Guarantor hereby irrevocably waives, to the extent permitted by applicable law:

          A. promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guarantee Agreement;

          B. any requirement that any Obligee or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral;

          C. any defense, offset or counterclaim arising by reason of any claim or defense based upon any action by any Obligee;

          D. any duty on the part of any Obligee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of any Person and its assets now known or hereafter known by such Obligee; and

          E. any rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guaranteed Obligations or require suit against the Company or the Guarantor or any other Person.

          SECTION 4. Waiver of Subrogation and Contribution. The Guarantor shall not assert, enforce, or otherwise exercise (A) any right of subrogation to any of the rights, remedies, powers, privileges or liens of any Obligee or any other beneficiary against the Company or any other obligor on the Guaranteed Obligations or any collateral or other security, or (B) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company, and the Guarantor hereby waives any and all of the foregoing rights, remedies, powers, privileges and the benefit of, and any right to participate in, any collateral or other security given to any Obligee or any other beneficiary to secure payment of the Guaranteed Obligations, until such time as the Guaranteed Obligations have been paid in full.

          SECTION 5. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

          A. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The execution, delivery and performance of this Guarantee Agreement have been duly authorized by all necessary action on the part of the Guarantor.

          B. The execution, delivery and performance by the Guarantor of this Guarantee Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Guarantor or any Subsidiary of the Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other material agreement or instrument to which the Guarantor or any Subsidiary of the Guarantor is bound or by which the Guarantor or any Subsidiary of the Guarantor or any of their respective properties may be bound or affected,
     (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Guarantor or any Subsidiary of the Guarantor.

          C. The Guarantor and the Company are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor will derive substantial direct and indirect benefit from the execution and delivery of this Guarantee Agreement.

          SECTION 6. Amendments, Etc. No amendment or waiver of any provision of this Guarantee Agreement and no consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Required Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all Obligees, (i) limit the liability of or release the Guarantor hereunder, (ii) postpone any date fixed for, or change the amount of, any payment hereunder or (iii) change the percentage of Notes the holders of which are, or the number of Obligees, required to take any action hereunder.

          SECTION 7. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and (A) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (B) by registered or certified mail with return receipt requested (postage prepaid), or (C) by a recognized overnight delivery service (with charges prepaid). Such notice if sent to the Guarantor shall be addressed to it at the address of the Guarantor provided below its name on the signature page of this Guarantee Agreement or at such other address as the Guarantor may hereafter designate by notice to each holder of Notes, or if sent to any holder of Notes, shall be addressed to it as set forth in the Note Agreement. Any notice or other communication herein provided to be given to the holders of all outstanding Notes shall be deemed to have been duly given if sent as aforesaid to each of the registered holders of the Notes at the time outstanding at the address for such purpose of such holder as it appears on the Note register maintained by the Company in accordance with the provisions of
Section 13.1 of the Note Agreement. Notices under this Section 7 will be deemed given only when actually received.

          SECTION 8. No Waiver; Remedies. No failure on the part of any Obligee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 9. Continuing Guarantee. This Guarantee Agreement is a continuing guarantee of payment and performance and shall (A) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement, (B) be binding upon the Guarantor, its successors and assigns and (C) inure to the benefit of and be enforceable by the Obligees and their successors, transferees and assigns.

          SECTION 10. Jurisdiction and Process; Waiver of Jury Trial. The Guarantor irrevocably submits to the non-exclusive in personam jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guarantee Agreement. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          The Guarantor agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in this Section 10 brought in any such court shall be conclusive and binding upon the Guarantor subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Guarantor is or may be subject) by a suit upon such judgment.

          The Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in this Section 10 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Guarantor at its address specified in Section 7 or at such other address of which you shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to the Guarantor. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any recognized courier or overnight delivery service.

          Nothing in this Section 10 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

          THE GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

          SECTION 11. Governing Law. This Guarantee Agreement shall be construed and enforced in accordance with, and the rights of the Guarantor and the Obligees shall be governed by, the laws of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

                                        [GUARANTOR]


                                        By
                                           -------------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                        Attention:
                                                   -----------------------------
                                        Telephone:
                                                   -----------------------------
                                        Telecopy:
                                                  ------------------------------

                                                                  Exhibit 4.4(a)

              [Form of Opinion of Special Counsel for the Company]

                                  June 5, 2006

To each of the purchasers that are signatories to the several Note Purchase Agreements referred to below

     RE: SPARTECH CORPORATION
         SALE OF 5.78% SENIOR NOTES DUE 2011

Ladies and Gentlemen:

     We have acted as legal counsel to Spartech Corporation, a Delaware corporation (the "Company"), in connection with the issuance and sale by the Company to the purchasers of an aggregate of $50 million principal amount of the Company's 5.78% Senior Notes due 2011 (the "Notes") pursuant to the several Note Purchase Agreements dated as of June 5, 2006 (the "Agreements") between the Company and each of the purchasers that are signatories to the Agreements (the "Purchasers"). This opinion is delivered to each of the Purchasers pursuant to
Section 4.4 of the Agreements. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreements.

     For the purpose of rendering this opinion, we have made such documentary, factual, and legal examinations as we deemed necessary under the circumstances. As to factual matters, we have relied upon statements, certificates, and other assurances of public officials and of officers and other representatives of the Company and upon the representations and warranties of the Company contained in the Agreements, which factual matters have not been independently established or verified by us. We have assumed with each Purchaser's permission that the signatures on all documents examined by us are genuine, all individuals executing such documents (other than those individuals executing documents on behalf of the Company and its Subsidiaries) were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals.

     On the basis of the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of that opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now being conducted and to execute and deliver the Agreements and the Notes and to perform its obligations thereunder. The Company is duly qualified as a foreign corporation and is authorized to do business in each jurisdiction where such qualification and authorization is necessary, except where the failure to be so qualified or authorized would not reasonably be expected to have a Material Adverse Effect.

     2. Each Subsidiary is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and each is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to transact the business it transacts and, in the case of Subsidiary Guarantors, to execute and deliver its respective Subsidiary Guarantee and perform the provisions thereof.

     3. The Agreements have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding Agreements of the Company, enforceable against the Company in accordance with their terms.

     4. The Notes being purchased by the Purchasers on the date hereof have been duly authorized and executed, and when issued and delivered in accordance with the Agreements and after the Company's receipt of payment therefor, the Notes will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5. The Subsidiary Guarantees delivered pursuant to Section 4.5 of the Agreements have been duly authorized, executed and delivered by the respective Subsidiary Guarantors party thereto and constitute the legal, valid and binding obligations of such respective Subsidiary Guarantors, enforceable against such respective Subsidiary Guarantors in accordance with their respective terms.

     6. No consent, approval or authorization of, or declaration, registration or filing with, any Governmental Authority is required on the part of the Company or the Subsidiary Guarantors to be obtained or made as a condition to the validity of the execution, delivery and performance by the Company of the Agreements or the Notes, or by the Subsidiary Guarantors of the Subsidiary Guarantees, other than (i) such authorizations, approvals, consents, exemptions, registrations, or filings which have been made or obtained prior to the date hereof; and (ii) filings with the Securities and Exchange Commission and certain state securities law administrators which are permitted by applicable laws, rules, or regulations to be filed subsequent to the date hereof or which are not required by applicable state securities laws, rules, or regulations to be filed as a condition to the reliance by the Company upon certain exemptions from the registration or qualification requirements under such state securities laws.

     7. Subject to the accuracy of each Purchaser's representations contained in the Agreements, and in reliance thereon without any independent investigation by us, the offer and sale of the Notes in accordance with the terms of the Agreements constitutes a transaction exempt from (i) the registration requirements of Section 5 of the Securities Act of 1933, as amended, and (ii) the qualification requirements of the Trust Indenture Act of 1939, as amended.

     8. The execution and delivery of, and performance by the Company of its obligations under, the Agreements and the Notes and by the Subsidiary Guarantors of their respective Subsidiary Guarantees will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under their respective corporate charter or organizational documents or by-laws, operating agreements or partnership agreements or to our knowledge, any material contractual obligation of the Company or any Subsidiary, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling known to us of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     9. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the Federal Power Act, as amended. None of the transactions contemplated by the Agreements will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including without limitation Regulations U, T and X of the Board of Governors of the Federal Reserve System (12 CFR, Part 221, Part 220 and Part 224, respectively).

     10. To the best of our knowledge, there are no actions, suits or proceedings of any kind pending or threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator or before or by any Governmental Authority, except actions, suits or proceedings which (a) individually do not in any manner draw into question the validity of the Agreements, the Subsidiary Guarantees or the Notes and (b) in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     The opinions set forth above are subject to the following assumptions, qualifications, limitations, and exceptions:

               A. The opinions expressed in paragraphs 3, 4 and 5 above as to the enforceability of the Agreements, the Notes and the Subsidiary Guarantees are qualified to the extent that (i) such enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium, or other laws of general application to or affecting the enforcement of creditors' rights from time to time in effect; (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) we express no opinion as to the legality, validity, binding effect, or enforceability of any provision of the Agreements, the Notes or the Subsidiary Guarantees regarding the remedies available to any party (1) to take discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the relevant instrument, or (2) for violations or breaches which are non-material or without substantial adverse effect upon the ability of the obligor to perform its material obligations thereunder.

               B. Without limiting the generality of paragraph A.(i) above, we advise each Purchaser that it could be contended that the obligations of any Subsidiary have not been given for a fair and reasonable equivalent consideration, that any Subsidiary is, or by executing any Subsidiary Guarantee, may become, insolvent (or that any such Subsidiary has unreasonably small capital or intended to incur or believed or reasonably should have believed that it would incur debts beyond its ability to pay as such debts mature), and that such Subsidiary Guarantee may be voidable in whole or in part by creditors of such Subsidiary or by a trustee, receiver or debtor-in-possession in bankruptcy or similar proceedings pursuant to applicable bankruptcy, fraudulent transfer or similar laws.

               C. With respect to statements in this opinion based upon our knowledge or upon facts which have come to our attention, we have advised each Purchaser only as to actual knowledge obtained by us in connection with matters to which we have given substantive attention as special legal counsel for the Company in the form of legal representation, and which knowledge we have recognized as pertinent to the matters set forth in this opinion, it being understood that in determining the extent of such knowledge we have limited our procedures to an endeavor to determine the knowledge of lawyers presently in our firm who have performed services for the Company during the past twelve months. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.

               D. We have assumed for purposes of this opinion that the Agreements have been duly authorized, executed, and delivered by each of the Purchasers and constitutes a valid and binding obligation of each of the Purchasers, and that each Purchaser has the requisite power, authority, and capacity to perform such Purchaser's obligations under the Agreements.

               E. We render no opinion herein as to matters involving the laws of any jurisdiction other than the States of New York, Missouri and Delaware and the United States of America. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law and have made such inquiries as we considered necessary to render the opinions contained above. The opinions set forth in this letter are limited to the present laws of the States of New York, Missouri, the present federal laws of the United States of America, and to the limited extent set forth above, the present laws of the State of Delaware and the facts as they presently exist. No opinion is expressed by us as to matters of conflict or choice of law. The opinions set forth herein are as of the date hereof and we disavow any undertaking or obligation to advise the Purchasers of any facts or circumstances that may hereafter be brought to our attention or any change in any laws that may hereafter occur.

     This opinion is given solely for the benefit of the Purchasers, and for the benefit of the institutional investor holders from time to time of the Notes purchased by the Purchasers on the date hereof, in connection with the closing held today of the transactions contemplated by the Agreements, and may not be relied upon by any other person for any purpose without our prior written consent.

                                        Very truly yours,


                                        Armstrong Teasdale LLP

                                                                  Exhibit 4.4(b)

             [Form of Opinion of Special Counsel for the Purchasers]

                                  June 5, 2006

          Re: Spartech Corporation
              5.78% Senior Notes due 2011

To the several Purchasers listed in
Schedule A to the within-mentioned
Note Purchase Agreement

Ladies and Gentlemen:

          We have acted as your special counsel in connection with the issuance by Spartech Corporation (the "Company") of its 5.78% Senior Notes due 2011 in an aggregate principal amount of $50,000,000 (the "Notes") and the purchases by you pursuant to the Note Purchase Agreement made by you with the Company under date of June 5, 2006 (the "Note Purchase Agreement") of Notes in the respective aggregate principal amounts specified in Schedule A to the Note Purchase Agreement. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.

          We have examined such corporate records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials, and such other documents, as we have deemed necessary in connection with the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals and the conformity with the authentic originals of all documents submitted to us as copies. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon the representations set forth in the Note Purchase Agreement and upon certifications by officers or other representatives of the Company.

          In addition, we attended the closing held today at our office at which you purchased and made payment for Notes in the respective aggregate principal amounts to be purchased by you, all in accordance with the Note Purchase Agreement.

          Based upon the foregoing and having regard for legal considerations that we deem relevant, we render our opinion to you pursuant to Section 4.4(b) of the Note Purchase Agreement as follows:

          1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver the Note Purchase Agreement and the Notes and to perform its obligations thereunder.

          2. The Note Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

          3. The Notes being purchased by you today have been duly authorized, executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          4. No consent, approval or authorization of, or declaration, registration or filing with, any New York or Federal Governmental Authority is required to be obtained or made as a condition to the validity of the execution and delivery by the Company of the Note Purchase Agreement or said Notes, by the Subsidiary Guarantors of the Guarantee Agreements delivered today pursuant to
Section 4.5 of the Note Purchase Agreement or for the performance by the Company or said Subsidiaries of their respective obligations thereunder.

          5. It was not necessary in connection with the offering, sale and delivery of said Notes or said Guarantee Agreements, under the circumstances contemplated by the Note Purchase Agreement, to register said Notes or said Guarantee Agreements under the Securities Act of 1933, as amended, or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

          6. The opinion of even date herewith of Armstrong Teasdale LLP, special counsel for the Company, delivered to you pursuant to Section 4.4(a) of the Note Purchase Agreement, is satisfactory to us in form and scope with respect to the matters specified therein and we believe that you are justified in relying thereon.

          The opinions expressed above as to the enforceability of any agreement or instrument in accordance with its terms are subject to the exception that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          We express no opinion as to Section 22.3 of the Note Purchase Agreement insofar as said Section relates to (a) the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy relating to the Note Purchase Agreement, the Notes or any other document related thereto, (b) the waiver of inconvenient forum with respect to proceedings in such United States District Court or (c) the waiver of the right to jury trial.

          We are members of the bar of the State of New York and do not herein intend to express any opinion as to any matters governed by any laws other than Federal laws, the laws of the State of New York and the General Corporation Law of the State of Delaware.

          This opinion is given solely for your benefit and for the benefit of institutional investor holders from time to time of the Notes purchased by you today, in connection with the closing held today of the transactions contemplated by the Note Purchase Agreement, and may not be relied upon by any other person for any purpose without our prior written consent.

                                        Very truly yours,


                                        ----------------------------------------

                                                                    Schedule 5.3

                              Disclosure Documents

1. Form 8-K dated January 12, 2006, filed with the Securities and Exchange Commission January 12, 2006.

2. Form 8-K dated March 7, 2006, filed with the Securities and Exchange Commission March 7, 2006.

3. Form 8-K dated March 7, 2006, filed with the Securities and Exchange Commission March 9, 2006.

4. Proxy Statement dated February 3, 2006, for the 2006 Annual Meeting held March 8, 2006.

5.   Form 10-Q for the quarter ended January 28, 2006.

                                                                    Schedule 5.4

                                  SUBSIDIARIES

                                       Jurisdiction of   "Significant   "Subsidiary     Direct    Directors/
Name                                     Organization     Subsidiary"    Guarantor"   Ownership    Managers    Officers
----                                   ---------------   ------------   -----------   ---------   ----------   --------
   ACTIVE SUBSIDIARIES - DOMESTIC
Atlas Alchem Plastics, Inc.             Delaware              X              X           (a)          (I)         (1)
Alchem Plastics Corporation             Georgia               X              X           (b)          (I)         (1)
TKM Holdings, L.L.C.                    Missouri              X*                         (b)          N/A         (1)
TKM Management, Inc.                    Missouri                                         (b)          (I)         (1)
TKM Plastics, L.P.                      Missouri              X              X           (c)          N/A         (1)
Alchem Plastics, Inc.                   Delaware              X              X           (a)          (I)         (1)
Spartech Plastics, LLC                  Delaware              X              X           (a)          N/A         (1)
Spartech SPD, LLC                       Delaware                             X           (d)          (I)         (1)
PEPAC Holdings, Inc.                    Delaware                                         (a)         (II)         (3)
Polymer Extruded Products, Inc.         New Jersey                           X           (e)         (II)         (3)
Spartech Mexico Holding Company         Missouri                             X           (a)          (I)         (4)
Spartech Mexico Holding Company Two     Missouri                             X           (f)          (I)         (4)
Spartech Mexico Holdings, LLC           Missouri                             X           (f)          N/A         (4)
Spartech Polycast, Inc.                 Delaware                             X           (a)          (I)         (2)
Spartech Townsend, Inc.                 Delaware                             X           (g)          (I)         (2)
Spartech Industries Florida, Inc.       Delaware                             X           (g)          (I)         (4)
Spartech Polycom, Inc.                  Pennsylvania          X              X           (a)         (II)         (3)
Spartech CMD, LLC                       Delaware                             X           (d)         (II)         (3)
Spartech FCD, LLC                       Delaware                             X           (h)         (II)         (3)
GWB Plastics Holding Co.                Delaware                                         (i)         (II)         (3)
UVTEC Holdings, Inc.                    Delaware                                         (j)         (II)         (3)
UVTEC General, LLC                      Delaware                                         (k)         (II)         (3)
UVTEC, L.P.                             Texas                                X           (l)          N/A         (3)
Franklin-Burlington Plastics, Inc.      Delaware                             X           (a)         (II)         (3)
Spartech Industries, Inc.               Delaware                             X           (a)          (I)         (4)
Anjac-Doron Plastics, Inc.              Delaware                             X           (a)          (I)         (4)

    ACTIVE SUBSIDIARIES - FOREIGN
Spartech Canada, Inc.                   New Brunswick         X                          (a)          (I)         (4)
Spartech de Mexico Holding Company,
   S. de R.L. de C.V.                   Mexico                                           (m)         (III)        (5)
Spartech de Mexico, S.A. de C.V.        Mexico                                           (n)         (III)        (5)
Industrias Spartech de Mexico,
   S. de R.L. de C.V.                   Mexico                                           (o)         (III)        (5)
Prestadora de Servicios Industriales
   de Personal, S.A. de C.V.            Mexico                                           (p)         (III)        (5)
Prestadora de Servicios Industriales
   del Noreste, S.A. de C.V.            Mexico                                           (p)         (III)        (5)
Spartech Polycom, S.A.S.                France                                           (i)         (III)        (6)

        INACTIVE SUBSIDIARIES
Adams Plastics Co.                      Delaware                                         (a)         None        None
Koenig Plastics, Inc.                   Texas                                            (a)         (II)         (7)
Nestoc Corporation                      Delaware                                         (b)         (II)         (7)
Spartan Equipment Co.                   Delaware                                         (i)         (II)         (7)
Alshin Tire Corporation                 California                                       (q)          (I)         (4)
X-Core, LLC                             California                                       (q)          N/A         (4)

2006 Note Purchase Agreement - AS SIGNED - Conformed redacted for 8-k (2)

NOTE TO SIGNIFICANT SUBSIDIARY COLUMN

     *    Solely by virtue of sales/assets of subsidiary entity

NOTES TO DIRECT OWNERSHIP COLUMN

     (a)  100% owned by Spartech Corporation

     (b)  100% owned by Atlas Alchem Plastics, Inc.

     (c) 99% owned by TKM Holdings, L.L.C. (limited partner), 1% owned by TKM Management, Inc. (general partner)

     (d)  100% owned by Spartech Plastics, LLC

     (e)  100% owned by PEPAC Holdings, Inc.

     (f)  100% owned by Spartech Mexico Holding Company

     (g)  100% owned by Spartech Polycast, Inc.

     (h)  100% owned by Polymer Extruded Products, Inc.

     (i)  100% owned by Spartech Polycom, Inc.

     (j)  100% owned by GWB Plastics Holding Co.

     (k)  100% owned by UVTEC Holdings, Inc.

     (l) 99% owned by UVTEC Holdings, Inc. (limited partner), 1% owned by UVTEC General, LLC (general partner)

     (m) 99% owned by Spartech Mexico Holding Company, 1% owned by Spartech Mexico Holdings, LLC

     (n) 99% owned by Spartech Mexico Holding Company, 1% owned by Spartech Mexico Holding Company Two

     (o) 99.98% owned by Spartech de Mexico, S.A. de C.V., 0.02% owned by Spartech Mexico Holding Company

     (p) 99% owned by Spartech de Mexico Holding Company, S. de R.L. de C.V., 1% owned by Spartech Mexico Holding Company Two

     (q)  100% owned by Spartech Industries, Inc.

NOTES TO DIRECTORS/MANAGERS COLUMN

          Abbreviations: GAA=George A. Abd; SJP=Steven J. Ploeger;
                         RCM=Randy C. Martin

     (I)  GAA, SJP

     (II) GAA, RCM

     (III) GAA, SJP, RCM

NOTES TO OFFICERS COLUMN

          Abbreviations: GAA=George A. Abd; SJP=Steven J. Ploeger;
                         RCM=Randy C. Martin; DG=David Gorenc; GN=Greg Nagel; SM=Scott Morford; JDF=Jeffrey D. Fisher

     (1)  President/CEO: GAA; VP/CFO: RCM; Exec.VP: SJP; VP's: GN, DG;
          Secretary: JDF

     (2)  President/CEO: GAA; VP/CFO: RCM; Exec.VP: SJP; VP: GN; Secretary: JDF

     (3)  President/CEO: GAA; VP/CFO: RCM; VP: SM; Secretary: JDF

     (4)  President/CEO: GAA; VP/CFO: RCM; Exec.VP: SJP; Secretary: JDF

     (5)  Chairman: GAA; Treasurer: RCM

     (6)  President: SM

     (7)  President/CEO: GAA; VP/CFO: RCM; Secretary: JDF

                                                                    Schedule 5.5

                          List of Financial Statements

          1. Unaudited Consolidated Condensed Balance Sheet, Statement of Operations and Statement of Cash Flows ("Condensed Financial Statements") for the quarter ended January 28, 2006.

          2. Consolidated Balance Sheet, Statement of Operations and Statement of Cash Flows ("Financial Statements") for the year ended October 29, 2005, audited by Ernst & Young, LLP.

                                                                   Schedule 5.11

                                 Licenses, etc.

                                      None

                                                                   Schedule 5.15

              List of Existing Indebtedness in Excess of $1 Million

                         Indebtedness                              Amount
                         ------------                           ------------
Fourth Amended and Restated Credit Agreement dated
   June 2, 2006 among Spartech Corporation as the Borrower,
   Bank of America, N.A., as Administrative Agent and LC
   Issuer and the other lenders party hereto                    $350,000,000
Amended and Restated Credit Agreement dated as of
   April 27, 2004 between Spartech Canada, Inc. and Bank of
   America, NA. (Canada Branch)                                 $ 10,000,000 CAD
5.54% Senior Unsecured Notes, Due September 15, 2016            $150,000,000
7% Senior Unsecured Notes, Due August 22, 2007                  $ 12,857,000
6.5% Convertible Subordinated Debentures, Due March 31, 2014    $ 51,546,400
7% Convertible Subordinated Debentures, Due March 31, 2015      $103,092,800
Lake Charles Harbor and Terminal District Revenue Bonds         $  8,000,000
Spartech Corporation guarantee to the Chamber of Commerce and
   Industry of Les Ardennes for Spartech Polycom S.A.S.
   repayment of the financing by the Chamber of Commerce        $  4,528,000
Spartech Corporation guarantee to the Societe Generale for
   the guarantee of the Societe Generale to the Chamber of
   Commerce and Industry of Les Ardennes on behalf of
   Spartech Polycom S.A.S.                                      $  1,132,000
Spartech Corporation Euro Facility with Calyon                    20,000,000